Exhibit 99.1
Dollar Tree Provides Post-Tornado Update on Distribution Center in Marietta, Oklahoma

Confirms no associates were injured at the facility and the Company is providing recovery support

Taking immediate actions to limit disruption to business operations and customer experience

CHESAPEAKE, Va. – April 30, 2024 – Dollar Tree, Inc. (NASDAQ: DLTR) today announced that late in the evening of April 27, 2024, a series of powerful tornados struck Oklahoma and caused significant damage to the one million square foot Dollar Tree distribution center located in Marietta.

The Company can confirm that none of the 456 associates who are employed at the Marietta distribution center were injured at the facility. Dollar Tree is also supporting local associates through the business recovery process, including temporary work relocation, well-being resources and access to the Company’s Associate Relief Fund. The Company is also partnering with the American Red Cross to help support immediate community needs.

“We are deeply grateful that no one at our facility was injured during the storm, and our thoughts are with the entire community at this time. Our people are our highest priority, and we are reaching out to every one of our local associates to check in on their well-being and ensure they are aware of the support in-place for them and the surrounding community as part of our recovery efforts,” said Rick Dreiling, Chairman and Chief Executive Officer, Dollar Tree, Inc.

Currently, there are no reports of damage to any Dollar Tree or Family Dollar retail stores in the region, and we are focused on keeping those stores supplied to support the needs of our local customers. The Company reacted swiftly to maintain distribution operations following the storm and immediately pivoted its network to deliver product to the approximately 600 Marietta-serviced Dollar Tree stores. The Company expects that these efforts will limit disruption to the Dollar Tree shopping experience.

The Company’s distribution center insurance policies include significant property and inventory coverage. At this time, the Company is assessing the value of all potential claims and anticipates the majority of Company damages and recovery costs to be covered under its current policies.

Mike Kindy, Chief Supply Chain Officer, Dollar Tree, Inc., continued: “We run a high performing distribution network and have activated our other distribution centers to support our stores in the region. We will continue to manage through the near-term challenges associated with this event and are confident in our ability to continue to meet our customers’ expectations and operate our business.”

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 16,774 stores across 48 states and five Canadian provinces as of February 3, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our expectations regarding the impact of severe weather on our stores, distribution network and business and our expectations concerning insurance coverage. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 20, 2024, and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Media:
Kate Kirkpatrick
VP, Communications
mediainquiries@dollartree.com

Investors:
Robert A. LaFleur
SVP, Investor Relations
investorinfo@dollartree.com